UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2011

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2900 Potshop Lane, Suite 100
East Norriton, PA 19403
(610) 292-8364
 (Address of principal executive offices, with zip code)

(610) 292-8364
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 14, 2011, Tengion, Inc. (the “Company”) entered into a venture loan and security agreement (the “Loan Agreement”) with Horizon Technology Finance Corporation (“Horizon”) with the primary purpose of refinancing existing indebtedness.  Pursuant to the Loan Agreement, Horizon made a loan to the Company in the principal amount of $5 million (the “Loan”), of which the Company used approximately $4.5 million to repay in full outstanding indebtedness to Horizon Technology Funding Company LLC and Compass Horizon Funding Company LLC.  The balance of the proceeds of the Loan will be used for working capital purposes.  The Loan is evidenced by a secured promissory note (the “Note”).

The Loan bears interest at 11.75% per annum.  The Company is required to make payments of accrued interest on the outstanding principal amount of the Loan in the amount of $48,958.33 on the first day of the month commencing May 1, 2011 through and including January 1, 2012.  Commencing February 1, 2012, the Company shall make 24 monthly payments of principal and interest in the amount of $234,784.04.  If not paid sooner, all outstanding amounts due under the Loan Agreement are due and payable on January 1, 2014.

To secure payment of the amount financed under the Loan Agreement, the Company has granted Horizon a first priority security interest in all of the Company’s tangible and intangible assets, other than its intellectual property.

Under the Loan Agreement, the Company has agreed to certain covenants customarily found in such agreements including, but not limited to, a covenant prohibiting the Company from entering into a merger or acquisition of the Company without the prior consent of Horizon. Upon the breach of a covenant, without cure, Horizon will have certain remedies customarily found in such agreements including, but not limited to, the ability to cause all of the outstanding indebtedness under the Loan Agreement to be immediately due and payable.

In addition, as consideration for entering into the Loan Agreement, on March 14, 2011, the Company issued to Horizon a five-year warrant to purchase up to 70,761 shares of common stock at an exercise price of $2.88 per share (the “Warrant”). The Warrant is immediately exercisable.

The foregoing description of the Loan Agreement, the Note and the Warrant is qualified in its entirety by reference thereto, which are filed as Exhibits 10.1, 10.2, and 4.1 to this Current Report, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this report is incorporated herein by reference.  The Warrant was issued in reliance on the exemption from registration contained in Regulation D, Rule 506 promulgated under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                            Description
4.1	Warrant issued to Horizon Technology Finance Corporation, dated as of March 14, 2011

10.1	Loan Agreement by and between Tengion, Inc. and Horizon Technology Finance Corporation, dated as of March 14, 2011

10.2	Secured Promissory Note in favor of Horizon Technology Finance Corporation, dated as of March 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: March 16, 2011	By:	/s/ Joseph W. La Barge
Joseph W. La Barge
Vice President, General Counsel and Secretary